UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): October 26, 2004


                            Scottish Re Group Limited
             (Exact Name of Registrant as Specified in its Charter)


                                 Cayman Islands
                 (State or Other Jurisdiction of Incorporation)

                  001-16855                             98-0362785
          (Commission File Number)                     (I.R.S. Employer
                                                    Identification Number)

                                 (441) 295-4451
              (Registrant's Telephone Number, Including Area Code)

              P.O. Box HM 2939
   Crown House, Third Floor, 4 Par-la-Ville
                 Road                                             N/A
           Hamilton HM12, Bermuda                              (Zip Code)
  (Address of Principal Executive Offices)


          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

First Supplemental Indenture

          On October 26, 2004, Scottish Re Group Limited (the "Company") and The Bank of New York, as trustee (the "Trustee") signed the first supplemental indenture (the "First Supplemental Indenture") amending the indenture dated as of November 22, 2002 (the "Indenture"), between the Company and the Trustee, pursuant to which the 4.50% senior convertible notes due 2022 (the "Notes") were issued and sold by the Company. The First Supplemental Indenture amends the Indenture by removing the Company's option, under certain circumstances, to pay any repurchase price or conversion obligation in ordinary shares. The Company will only pay such amounts in cash.


Item 9.01 Financial Statements and Exhibits.


          (c) The following exhibits are furnished as part of this report:


10.1 First Supplemental Indenture, dated as of October 26, 2004, between the Registrant and The Bank of New York.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                             SCOTTISH RE GROUP LIMITED


                              By: /s/ Paul Goldean
                                  ---------------------------------
                                  Paul Goldean
                                  Executive Vice President and General Counsel



Dated:  October 28, 2004

                                INDEX TO EXHIBITS

Number      Description
------      -----------
10.1        First Supplemental Indenture, dated as of October 26, 2004, between the Registrant and The Bank of New York.